HEARING DATE AND TIME: May 6, 2004 at 10:30 a.m.
                                    OBJECTION DEADLINE: May 3, 2004 at 5:00 p.m.

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York  10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Martin J. Bienenstock, Esq. (MB 3001)
Paul M. Basta, Esq. (PB 4434)

Attorneys for Debtors
and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-------------------------------------------------------x
In re                                                  :
                                                       :  Chapter 11 Case No.
FOOTSTAR, INC., et al.,                                :  04-22350 (ASH)
                                                       :
                                                       :  (Jointly Administered)
                     Debtors.                          :
-------------------------------------------------------x

                   NOTICE OF HEARING ON MOTION OF THE DEBTORS
                          PURSUANT TO SECTIONS 363(b),
                  365(a) AND 105(a) OF THE BANKRUPTCY CODE FOR
               AUTHORIZATION TO (i) ASSUME AN EXECUTIVE EMPLOYMENT
         AGREEMENT AND (ii) ESTABLISH A RETENTION PLAN FOR KEY EMPLOYEES

           PLEASE TAKE NOTICE that a hearing on the annexed motion dated April 20, 2004 (the "Motion") of Footstar, Inc. ("Footstar") and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, with Footstar, the "Debtors"), for an Order pursuant to sections 363(b) 365(a) and 105(a) of chapter 11 of title 11 of the United States Code authorizing the Debtors to (i) assume an executive employment agreement and (ii) establish a retention plan for key employees shall be held on April 6, 2004, at 10:30 a.m. (Eastern Time), before the Honorable Adlai S. Hardin, United States Bankruptcy Judge, in Room 520 of the United States Bankruptcy Court for the Southern District of New York, 300 Quarropas Street, White Plains, New York, or as soon thereafter as the Debtors are heard.

           PLEASE TAKE FURTHER NOTICE that objections to entry of the Procedures Order must (a) be in writing, (b) conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, (c) be filed with the Bankruptcy Court electronically in accordance with General Order M-242 (General Order M-242 and the User's Manual for the Electronic Case Filing System can be found at http://www.nysb.ucourts.gov, the official website for the Bankruptcy Court), by registered users of the Bankruptcy Court's case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), WordPerfect or any other Windows-based word processing format (with a hard-copy delivered directly to Chambers), and (d) be served in accordance with General Order M-242, upon (i) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Martin J. Bienenstock, Esq. and Paul M. Basta, Esq.); (ii) Footstar, Inc., One Crosfield Avenue, West Nyack, New York 10994 (Attn: Maureen Richards, Esq.); (iii) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Richard Morrissey, Esq.); (iv) Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110 (Attn: Robert A.J. Barry, Esq.) and Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022 (Attn: Tina Brozman, Esq. and Jennifer MacKay, Esq.); (v) Riemer & Braunstein LLP, Three Center Plaza, 6th Floor, Boston, Massachusetts 02108 (Attn: David S. Berman, Esq.), and (vi) Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036 (Attn: Lawrence Gottlieb,

Esq., and Cathy Hershcopf, Esq.), so as to be received no later than April 3, 2004, at 5:00 p.m. (Eastern Time)

Dated:   New York, New York
         April 20, 2004

                                            /s/ Paul M. Basta
                                           -------------------------------------
                                           Martin J. Bienenstock, Esq. (MB 3001)
                                           Paul M. Basta, Esq. (PB 4434)
                                           WEIL, GOTSHAL & MANGES LLP
                                           767 Fifth Avenue
                                           New York, New York  10153
                                           Telephone: (212) 310-8000
                                           Facsimile: (212) 310-8007
                                           Attorneys for Debtors
                                           and Debtors in Possession

                                HEARING DATE AND TIME: May 6, 2004 at 10:30 a.m.
                                    OBJECTION DEADLINE: May 3, 2004 at 5:00 p.m.

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York  10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Martin J. Bienenstock, Esq. (MB 3001)
Paul M. Basta, Esq. (PB 4434)

Attorneys for Debtors
and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------------------------x
In re                                                 :
                                                      :   Chapter 11 Case No.
FOOTSTAR, INC., et al.,                               :   04-22350 (ASH)
                -- ---
                                                      :
                                                      :   (Jointly Administered)
                         Debtors.                     :
------------------------------------------------------x

               MOTION OF THE DEBTORS PURSUANT TO SECTIONS 363(b),
                  365(a) AND 105(a) OF THE BANKRUPTCY CODE FOR
               AUTHORIZATION TO (i) ASSUME AN EXECUTIVE EMPLOYMENT
         AGREEMENT AND (ii) ESTABLISH A RETENTION PLAN FOR KEY EMPLOYEES

TO THE HONORABLE ADLAI S. HARDIN,
UNITED STATES BANKRUPTCY JUDGE:

           Footstar, Inc. ("Footstar") and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the "Debtors"), respectfully represent:


                                   BACKGROUND

           1. Commencing on March 2, 2004 (the "Commencement Date"), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

           2. The Debtors' chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). On March 11, 2004, the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed the statutory committee of creditors holding unsecured claims (the "Creditors' Committee").

           3. For the year ended December 31, 2003, the Debtors' recorded revenue of more than $1.9 billion.(1) As of January 3, 2004, the Debtors' books and records reflected liabilities totaling approximately $614 million. As of the Commencement Date, the Debtors have approximately 14,080 employees.

                             PRELIMINARY STATEMENT

           4. Prior to the petition date, the Debtors' deteriorating financial condition has placed extreme stress on the organization. The Debtors need to stem the loss of talented key employees to stabilize their operations. The Debtors' financial hardships, coupled with the investigations triggered by the discovery of certain accounting inaccuracies, placed the long-term future of the Debtors in limbo. Effective September 12, 2003, J. M. Robinson, Footstar's former Chairman, President, and Chief Executive Officer, was terminated for cause in connection with financial reporting discrepancies which exacerbated an already unstable work place environment. During this time, the Debtors also initiated a workforce reduction, resulting in a decrease of the Debtors' workforce by over 20%. The reduced workforce significantly increased the load for the Debtors' remaining staff at a time when their prospects of continued employment at the Debtors was uncertain.


-----------------
(1) The amounts in this paragraph are unaudited and stated on a consolidated basis. The Debtors have announced their intention to restate their financial statements for 2002 and 2003.

           5. The Debtors realized that their future depended on effective leadership to guide the Debtors out of financial crisis and into a stable, profitable enterprise. Consequently, on January 15, 2004, Footstar appointed Dale W. Hilpert as Chairman, President, and Chief Executive Officer, and contemporaneously therewith, Footstar and Mr. Hilpert entered into an employment agreement (as amended, the "Hilpert Employment Agreement"). Mr. Hilpert has nearly 35 years of experience in senior financial and operational positions in the retail industry. Most significantly, from 1995 to 2001, as Chairman and Chief Executive Officer of Foot Locker, Inc., Mr. Hilpert led the out-of-court restructuring of its worldwide athletic shoe retail operations.

           6. Throughout January and February, Footstar had exhausted all of its options with respect to initiating an out-of-court workout to avoid the commencement of these cases. As the months wore on, it became clear that Footstar would need to commence the chapter 11 cases to reorganize. Footstar recognized that Mr. Hilpert's experience and leadership would be crucial to the success of the Debtors' reorganization efforts and on March 1, 2004, the Debtors' agreed to amend the Hilpert Employment Agreement to further incentivize Mr. Hilpert to remain in the employ of Footstar and to guide the Debtors through the chapter 11 cases. Footstar's decision to incentivize Mr. Hilpert was wise, as Mr. Hilpert, with the assistance and commitment of senior and midlevel management employees, has worked tirelessly to successfully position the Debtors to streamline their businesses, maximize value for creditors, and emerge from chapter 11 as a profitable business enterprise.

           7. Specifically, the Debtors engaged in a thorough analysis of their Athletic segment, and identified 163 underperforming retail outlets. Just three days into their chapter 11 cases, the Debtors moved to commence store closing sales at those stores (the "Store Closing Sales"). Just over two weeks into the chapter 11 cases, the Store Closing Sales swiftly dispatched historically underperforming retail stores and improved the Debtors' liquidity.

           8. Shortly thereafter, the Debtors, under Mr. Hilpert's leadership, began the process of marketing and sale of the remainder of the Athletic and related assets (the "Sale Process"). Spearheaded by Mr. Hilpert, the Debtors' efforts yielded a going concern asset bid from Foot Locker, Inc. ("Foot Locker"), where Mr. Hilpert worked as Chief Executive Officer, to purchase substantially all of the assets of the Athletic business (the "Foot Locker Sale"). The Debtors believe that the proposed sale of Athletic will yield the highest value to the Debtors' estates and creditors. The Debtors will seek the Court's approval of the Foot Locker Sale on April 21, 2004.

           9. Although the Debtors' reorganization efforts proceed on course, the Debtors' employees have been performing under extremely strenuous conditions without any assurance of their continued compensation or employment. Indeed, in the course of streamlining the Athletic segment, reduction of the workforce was essential. The Debtors had to make the extremely difficult choice of laying off approximately 20% of their workforce.

           10. During the course of streamlining their workforce, the Debtors have identified employees whose experience is absolutely essential to effect a successful sale of Athletic and to effectively operate Footstar's remaining Meldisco segment. These employees possess unique knowledge, skills, and experience - as well as customer and supplier relationships - that are vital to the business enterprise and, in many cases, impracticable to replicate. Simply put, these employees' continued employment, dedication, and motivation are essential to the preservation and prosperity of the Debtors and to the success of the reorganization. To ensure the retention of these employees, the Debtors have retained Mercer Human Resource Consulting ("Mercer") to help develop a retention program to protect these valuable employees and incentivize them to stay with the Debtors until the successful emergence from bankruptcy on terms consistent with market practices. The relief sought herein is indeed well within the range of retention plans adopted in similar chapter 11 cases.

           11. To ensure the Debtors continue to operate at the high levels of these recent months, the Debtors believe it essential to ensure Mr. Hilpert's continued direction and to maintain the services and skills provided by certain of the Debtors' key employees.

                                  JURISDICTION

           12. This Court has subject matter jurisdiction to consider this matter pursuant to 28 U.S.C. ss. 1334. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b). Venue is proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

                                RELIEF REQUESTED

           13. By this motion the Debtors seek approval (i) under section 365(a) of the Bankruptcy Code to assume the Hilpert Employment Agreement; and (ii) under sections 105(a), 363(b)(1), and 365 of chapter 11 of the Bankruptcy Code of their key employee retention plan (the "Retention Plan"), including a retention bonus plan (the "Retention Bonus Plan"), a severance benefits program (the "Severance Program"), a senior supplemental executive retirement benefit plan ("SERP"), and a deferred compensation plan ("Deferred Compensation Plan"); and (ii) under section 365(a) of the Bankruptcy Code, to assume the Hilpert Employment Agreement.

                        THE HILPERT EMPLOYMENT AGREEMENT

           14. Mr. Hilpert is crucial to the successful reorganization of the Debtors. Accordingly, the Debtors seek authority to assume the Hilpert Employment Agreement in its current form. Salary.

           15. The Hilpert Employment Agreement provides for a term of employment, from March 1, 2004 to the later of (i) January 19, 2006 or (ii) the effective date of a plan of reorganization under chapter 11 of the Bankruptcy Code (the "Employment Term"). Mr. Hilpert's base annual salary (the "Base Salary") is payable as follows: (i) for the fiscal year ending January 1, 2005, $2,125,000 (the "Initial Salary"); and (ii) for the remainder of the Employment Term, $850,000 per annum (the "Annual Salary"), subject to annual review for increase at the discretion of the compensation committee of the Footstar Board of Directors. In addition, for the 2005 fiscal year, Mr. Hilpert is eligible to participate in Footstar's annual incentive award plan, with a target annual incentive award opportunity of 150% of Base Salary, to be paid contemporaneously with other senior-level executives' annual incentive awards (the "Annual Incentive Award") for such period. Mr. Hilpert is also eligible for an incentive award in the amount of $1.7 million, conditioned on the Debtors' emergence from chapter 11, payable at varying intervals after the effective date of Footstar's plan of reorganization. Benefits.

           16. Under the Hilpert Employment Agreement, Mr. Hilpert has agreed to opt out of Footstar's SERP, financial and tax planning benefits and excess disability plans. In exchange, Footstar has agreed to pay Mr. Hilpert $25,000 annually. The Hilpert Employment Agreement also provides that relocation expenses and other standard employee benefits for senior executives are also payable to Mr. Hilpert.

TERMINATION AND SEVERANCE.

           17. Footstar may terminate Mr. Hilpert's employment upon notice for "cause"(2) and Mr. Hilpert may terminate his employment with 30 days notice to Footstar for any reason in connection with a change of control (a "Good Reason"). In the event that Footstar terminates Mr. Hilpert's employment without cause or Mr. Hilpert voluntarily terminates his employment with Good Reason, Footstar shall pay to Mr. Hilpert, as severance an amount equal to the prorated amount of the Initial Salary over the remainder of the calendar year in which he is terminated, plus one year of Annual Salary, which shall be paid in accordance with the regular payroll practices of Footstar over the remainder of the Employment Term (determined as if termination of employment had not occurred).

                            ASSUMPTION OF THE HILPERT
                       EMPLOYMENT AGREEMENT IS APPROPRIATE
                   UNDER SECTION 365(a) OF THE BANKRUPTCY CODE

           18. The Court should approve the assumption of the Hilpert Employment Agreement. Bankruptcy Code section 365(a) provides, in relevant part, that a debtor in possession "may assume...any executory contract...of the debtor." The assumption or rejection of an executory contract is within the sound business judgment of the debtor-in-possession. See N.L.R.B. v. Bildisco, 465 U.S. 513, 514 (1984). The standard to be applied by a court in determining whether an executory contract or unexpired lease should be assumed is the "business judgment" test, which is premised upon the debtor's business judgment that assumption would be beneficial to its estate. Orion Pictures Corp. v. Showtime




-------------
(2) Defined in the Hilpert Employment Agreement,
"cause" means: "(i) the Executive has failed to perform any material obligation under the Agreement or has materially breached any material provision of the Agreement, or (ii) the Executive has engaged in conduct that constitutes gross neglect or gross misconduct; provided, however, that no termination for Cause shall be made unless the Company has given the Executive notice of the reason or circumstances providing a basis for such termination."

Networks, Inc. (In re Orion Pictures), 4 F.3d 1095, 1098 (2d Cir. 1993). "More exacting scrutiny would slow the administration of the debtor's estate and increase its cost, interfere with the Bankruptcy Code's provision for private control of administration of the estate, and threaten the court's ability to control a case impartially." Richmond Leasing Co. v. Capital Bank, N.A., 762 F.2d 1303, 1311 (5th Cir. 1985).

           19. The assumption of the Hilpert Employment Agreement is well within the Debtors' "sound business judgment" and will benefit the Debtors' estates. Mr. Hilpert possesses a thorough understanding of the Debtors' businesses and his undivided attention and efforts are necessary in order to maintain the Debtors' operations and maximize value for the benefit of all parties in interest. Indeed, the Debtors believe that a successful Sale Process and any reorganization efforts around the remaining Meldisco segment of the Debtors' businesses are dependent on the leadership of Mr. Hilpert and his knowledge of and relationships in the industry.

           20. Mr. Hilpert's initiative and skill has been instrumental in placing the Debtors in a remarkably positive strategic position at this point in their chapter 11 cases. Mr. Hilpert was instrumental during the negotiations with the Foot Locker Sale and it is unlikely that the sale proposal would have occurred without his leadership. This course of action will prove extremely beneficial to the Debtors' estates and creditors, likely providing a greater return than a piecemeal liquidation of the Debtors' assets. Given Mr. Hilpert's successes for the Debtors to date, the costs associated with the assumption of the Hilpert Employment Agreement are more than justified by the Mr. Hilpert's expertise and direction, which have, to date, kept the chapter 11 cases on course and continues to maximize value for creditors.

                               THE RETENTION PLAN

           21. As noted above, as a result of the Debtors' financial crises, employee layoffs, and the Debtors' uncertain future, the Debtors needed a plan to incentivize certain key employees to remain in their positions through the Sale Process and reorganization of Meldisco. Certain employees of the Debtors have expertise, duties, responsibilities, and experience critical to the chapter 11 cases and the business operations of the Debtors and therefore deserve to be designated as participants in the Retention Plan. Accordingly, for months, the Debtors with the guidance of Mercer have been formulating an appropriate market-based employee retention plan.

           22. Mercer analyzed hundreds of employee retention plans to propose a Retention Plan for the Debtors which would provide adequate incentive to employees while conserving costs associated with the implementation of the program. In developing the Retention Plan, the Debtors also reviewed their existing compensation and employee benefit plans and the retention or "stay" bonus programs of large companies that have adopted similar compensation programs.

           23. The Retention Plan encourages the retention of specific employees whose responsibilities are directly and significantly impacted by the chapter 11 cases (the "Key Employees") and will ensure that the Key Employees continue to provide essential management and operational services during the Sale Process and the operation of the Debtors' remaining businesses during the transitional period following the consummation of the Sale Process. As set forth below, the Retention Plan is divided into four components: (i) Retention Bonus, (ii) Severance Program, (iii) SERP, and (iv) Deferred Compensation Plan.

RETENTION BONUS PLAN.

           24. The Retention Plan provides for bonuses (each a "Retention Bonus") designed to encourage Key Employees to both remain employed by the Debtors throughout the reorganization process and to work productively to ensure that the Debtors complete their reorganization in a timely and efficient manner. Accordingly, Retention Bonuses are payable only upon involuntary termination, emergence from chapter 11, or change of control. The Retention Bonus is calculated as a percentage of the total of (i) each employee's current yearly salary (the "Salary") and (ii) 2004 annual incentive award at target (the "Target Bonus").(3) As set forth below, the size of the Retention Bonus as a whole depends on the employee's position and performance.

           25. The Debtors have identified 33 Key Employees who will receive the proposed Retention Bonuses. Retention Bonuses range from (i) 100% of a participant's Salary plus Target Bonus to (ii) 16% of a participant's Salary plus Target Bonus. Based on this formula, Individual Retention Bonuses will range from $15,000 to $939,000.(4)

           26. In addition to the Retention Bonuses, the Debtors will set aside a discretionary pool of up to $1 million (the "Discretionary Pool") to be used by the Chief Executive Officer to reward performance of employees not specifically identified as part of the Retention Plan. Payments from the Discretionary Pool will be determined by the Debtors' Chief Executive Officer and approved by the compensation committee of the Debtors' Board of Directors. The total cost of the Retention Bonuses, including the Discretionary Pool, is



----------------
(3) The 2004 target bonus is a bonus payment as a percentage of salary, dependant on each Key Employee's position and performance.

(4) Specific information regarding Retention Bonuses for Key Employees has been provided to the agent for the Debtors' postpetition lenders (the "DIP Lenders") and the Creditors' Committee pursuant to confidentiality agreements.

approximately $5.496 million, or .35% of the Debtors' estimated $1.57 billion annual revenue. This percentage of revenue is well below the market benchmark median of .42% of annual revenue for comparable companies.

SEVERANCE PROGRAM.

           27. Prior to the Commencement Date, the Debtors maintained a Severance Program for the Key Employees. Generally, a Key Employee is eligible for severance benefits under the Severance Program if the employee is permanently terminated by the Debtors as a result of a reduction in the Debtors' workforce or an elimination of the employee's present job position. Continuation of the Severance Program is designed to alleviate concerns Key Employees have expressed regarding job security. By minimizing the risks associated with a potential downsizing of the Company's workforce, continuation of the Severance Program aptly supplements the Retention Bonus Plan.

           28. The Severance Program provides for continuation of current severance benefits for five senior level executives, who will receive 18 months of base salary and bonus.(5) The Debtors estimate that obligations under the Severance Program will approximate $2,200,000, which reflects anticipated reductions over the course of these chapter 11 cases.

SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFIT PLAN.

           29. Prior to the Commencement Date, the Debtors also maintained a supplemental executive retirement plan, the "SERP." Pursuant to this plan, the Debtors provide supplemental benefits to certain senior executive employees whose income exceeds the Internal Revenue Service's limitations for compensation eligible for contribution to the 401(k) Retirement Savings Plan. The vesting of




-------------
(5) Severance payments for 19 other Key Employees vary by position level and tenure, with senior vice presidents receiving 52 weeks of Salary, vice presidents receiving a minimum of 26 weeks and a maximum of 52 weeks of Salary, and directors and managers receiving a minimum of 16 weeks and a maximum of 40 weeks of Salary.

SERP benefits for an executive will occur only when a qualified executive (i) reaches the age of 55 and (ii) has been employed by the Debtors for ten or more years. As such, no SERP benefits will vest for over two years, since no employees currently meet the requirements for such benefits. Eight executives currently participate in the SERP, with the total liability thereunder equaling approximately $3.3 million. Individual amounts of SERP payments will range from $20,000 to $1.3 million, with three key executives eligible to receive $500,000 or more. The Debtors seek to continue the SERP in accordance with its terms as part of their Retention Plan to ensure employees' security with regard to their retirement plans.

DEFERRED COMPENSATION PLAN.

           30. Prior to the Commencement Date, the Debtors maintain a non-qualified deferred compensation plan as an elective benefit program for certain Key Employees. Eligible Key Employees may contribute from 1% to 100% of their total eligible cash compensation on a pre-tax basis. To date, 12 employees have contributed to the Deferred Compensation Plan, with such amounts totaling $650,000. As part of the Retention Plan, the Debtors seek to terminate the Deferred Compensation Plan and distribute the amounts contributed in the past to the appropriate Key Employees, based on their contributions.

                  APPROVAL OF THE RETENTION PLAN IS AUTHORIZED
             UNDER SECTIONS 363(b) AND 105(a) OF THE BANKRUPTCY CODE

           31. The Debtors would be unable to run their businesses without their employees. The Debtors' ability to stabilize and preserve their business operations and assets will be substantially hindered if the Debtors are unable to retain the services of these Key Employees.

           32. As in any large chapter 11 case, the Debtors' Key Employees, particularly those in management positions, are concerned about the uncertainty regarding the Debtors' future operations and each individual's job security. The Debtors believe that this uncertainty could lead to resignations of Key Employees, particularly those Key Employees who have skills that are transferable to businesses whose prospects generally are more certain. Employee morale has been deteriorating due to the Debtors' well-publicized financial difficulties and recent workforce reductions. Moreover, the chapter 11 filings and workforce reductions have increased employee responsibilities and workload. Unless the Retention Plan is approved, there will be a further erosion in employee morale and additional resignations of Key Employees. The retention of the key employees has become an even more pressing issue in recent weeks, as the Debtors continue to lose employees on a weekly basis due to their current situation.

           33. The loss of the Key Employees would be extremely costly. The Debtors have expended significant time and resources in recruiting and retaining their Key Employees, which has been difficult given the pressures and scrutiny facing the Debtors. Furthermore, a chapter 11 debtor is not a particularly appealing employment option for experienced job candidates, thus making it difficult to replace departing Key Employees. To find suitable replacements for these departures, the Debtors will have to pay executive search firm fees, typically in the range of 25 to 35 percent of base salaries, signing bonuses, moving expenses and above-market salaries so as to induce qualified candidates to accept employment with a chapter 11 debtor on a permanent or temporary basis. The loss of a particular Key Employee could lead to additional employee departures, the loss of institutional knowledge, and key contacts with vendors and customers, and will ultimately hinder, delay, and disrupt the Debtors in their pursuit of a timely and successful reorganization.

           34. The Retention Plan is the most cost-effective manner in which to protect against attrition and to improve employee morale. The Retention Plan will offer financial incentives designed to be paid only if the Key Employee remains actively employed by the Debtors during the pendency of the chapter 11 cases. By adopting the Retention Plan, the Debtors will be sending a positive message to its Key Employees that they are a valuable resource and their continued employment with the Company is essential to the future of the enterprise. Furthermore, the adoption of the Retention Plan will send a message to the Key Employees that their loyalty and devotion shown through the difficult months surrounding the chapter 11 filing has been appreciated.

           35. The Retention Plan should be approved by the Court pursuant to section 363 of the Bankruptcy Code. Section 363(b)(1) of the Bankruptcy Code provides, in pertinent part, that "[t]he trustee, after notice and a hearing, may use, sell or lease, other than in the ordinary course of business, property of the estate." 11 U.S.C. ss. 363(b)(1). The use, sale, or lease of property of the estate, other than in the ordinary course of business, is authorized when there is a "sound business purpose" that justifies such action. See In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983); In re Delaware & Hudson R.R. Co., 124
B.R. 169, 176 (D. Del. 1991).

           36. In the context of operating under chapter 11, the establishment of an employee retention program for key employees pursuant to section 363(b)(1) of the Bankruptcy Code has been authorized by numerous courts in this and other districts and has become an essential part of a bankruptcy case. See, e.g., In re WorldCom, Inc., (Case No 02-13533) (Bankr. S.D.N.Y. 2002); In re Enron Corp., (Case No 01-16034) (Bankr S.D.N.Y. 2002); In re Adelphia Business Solutions, Inc., (Case No. 02-11389) (Bankr. S.D.N.Y. 2002); In re AI Realty Marketing of

New York, Inc., Laser Acquisition Corp., DDG I, Inc., Sunbeam Americas Holdings, Ltd., (Case. Nos. 01-40252 through 01-40290) (Bankr. S.D.N.Y. 2001); In re R.H.
Macy & Co., Case No. 92 B 40477 (BRL) (Bankr. S.D.N.Y. 1992); In re Best Products Co., Inc., Case Nos. 91 B 10048 through 91 B 10053 (TLB) (Bankr. S.D.N.Y. 1991); In re Armstrong World Indus., Inc., Case No. 00-4471 (JJF) (D. Del. 2000); In re Carmike Cinemas, Inc., Case Nos. 00-3302 through 00-3305 (SLR) (D. Del. 2000); In re Genesis Health Ventures, Inc., Case No. 00-2692 (PJW) (Bankr. D. Del. 2000); In re Hedstrom Holdings, Inc., Case No. 00-01665 (PJW) (Bankr. D. Del. 2000).

           37. Under section 105(a) of the Bankruptcy Code, the Court has expansive equitable powers to fashion any order or decree that is in the interest of preserving or protecting the value of the Debtors' assets. See, e.g., In re Chinichian, 784 F.2d 1440, 1443 (9th Cir. 1986) ("Section 105 sets out the power of the bankruptcy court to fashion orders as necessary pursuant to the purposes of the Bankruptcy Code"); Bird v. Crown Convenience (In re NWFX, Inc.), 864 F.2d 588, 590 (8th Cir. 1988) ("The overriding consideration in bankruptcy . . . is that equitable principles govern"); In re Cooper Properties Liquidating Trust, Inc., 61 B.R. 531, 537 (Bankr. W.D. Tenn. 1986) ("the Bankruptcy Court is one of equity and as such it has a duty to protect whatever equities a debtor may have in property for the benefit of their creditors as long as that protection is implemented in a manner consistent with the bankruptcy laws").

           38. The Debtors have determined that the costs associated with adoption of the Retention Plan are more than justified by the numerous benefits described above that are expected to be realized by retaining Key Employees. The Retention Plan will discourage resignations among Key Employees, dispel the perceived risk of working for the Debtors notwithstanding their chapter 11 cases, and reduce or eliminate the direct and indirect costs attendant to replacing Key Employees. The payments under the Retention Plan will serve as an incentive for Key Employees to remain with the Debtors during the course of these chapter 11 cases and to work diligently toward their successful conclusion.

           39. The Retention Plan addresses the need to provide Key Employees with an opportunity to earn cash compensation beyond base salaries, which historically has been the structure of the Debtors' and competitors' compensation plans, to minimize Key Employee turnover and to motivate all Key Employees to work diligently and productively, not only to maximize enterprise value, but also to achieve a successful conclusion of the chapter 11 cases. Indeed, as a consequence of the uncertainties being faced by the Key Employees and the loss of critical personnel the Debtors have already experienced, the Debtors believe prompt approval of the Retention Plan is imperative and represents a sound investment which will reap substantial benefits and returns.

           40. Significantly, the Retention Plan does not seek to augment benefits due to Key Employees under prepetition employment contracts (the "Employee Contracts") with the Debtors. Indeed, to participate in the Retention Plan, Key Employees who are parties to Employee Contracts must waive all of their rights and claims thereunder, and such Employee Contracts are deemed to be rejected. Key Employees who are parties to Employee Contracts will retain, however, their right to assert claims against the Debtors should the Debtors breach any portion of the Retention Plan.

41. Inasmuch as the Retention Plan is required to retain Key Employees, who, in turn are necessary for the preservation of the Debtors' estates, the payment rights of Key Employees under the Retention Plan is "actual, necessary costs and expenses of preserving the [Debtors'] estate[s]," and, therefore, should be accorded administrative expense priority under section 503(b)(1)(a) of the Bankruptcy Code.

           42. The need to implement the Retention Plan is acute. It represents a sound exercise of the Debtors' business judgment. Accordingly, the relief requested is necessary, appropriate, and in the best interests of its estate and creditors, and, therefore, the Retention Plan should be approved in all respects.

                           WAIVER OF MEMORANDUM OF LAW

           43. This Motion includes citations to the applicable authorities and does not raise any novel issues of law. Accordingly, the Debtors respectfully request that the Court waive the requirement contained in Rule 9013-1(b) of the Local Bankruptcy Rules for the Southern District of New York that a separate memorandum of law be submitted.

                                     NOTICE

           44. No trustee or examiner has been appointed in these chapter 11 cases. Notice of this Motion has been provided to (i) the U.S. Trustee, (ii) the DIP Lenders, (iii) the Creditors' Committee, (iv) the attorneys for Dale W. Hilpert, and (v) those parties entitled to notice pursuant to this Court's order dated March 3, 2004 establishing certain notice procedures in these chapter 11 cases. The Debtors submit that no other or further notice need be provided.

           45. In light of the nature of the relief requested herein, the Debtors submit that no other or further notice need be provided.

           46. No previous motion for the relief sought herein has been made to this or any other Court.

           WHEREFORE the Debtors respectfully request entry of an order granting the relief requested herein and such other or further relief as is just.


Dated:  New York, New York
        April 20, 2004



                                           /s/ Paul M. Basta
                                           -------------------------------------
                                           Martin J. Bienenstock, Esq. (MB 3001)
                                           Paul M. Basta, Esq. (PB 4434)
                                           WEIL, GOTSHAL & MANGES LLP
                                           767 Fifth Avenue
                                           New York, New York  10153
                                           Telephone: (212) 310-8000
                                           Facsimile: (212) 310-8007
                                           Attorneys for Debtors
                                           and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------------------------x
In re                                                 :
                                                      :   Chapter 11 Case No.
FOOTSTAR, INC., et al.,                               :   04-22350 (ASH)
                -- ---
                                                      :
                                                      :   (Jointly Administered)
                                    Debtors.          :
------------------------------------------------------x

              ORDER PURSUANT TO SECTIONS 363(b), 365(a) AND 105(a)
                     OF THE BANKRUPTCY CODE AUTHORIZING THE
            DEBTORS TO (i) ASSUME AN EXECUTIVE EMPLOYMENT AGREEMENT,
              AND (ii) ESTABLISH A RETENTION PLAN FOR KEY EMPLOYEES

                  Upon the motion, dated April 19, 2004 (the "Motion"), of Footstar, Inc. and its affiliated debtors in the above-referenced chapter 11 cases, as debtors and debtors in possession (collectively, the "Debtors"), for an order pursuant to sections 363(b), 365(a) and 105(a) of title 11 of the United States Code (the "Bankruptcy Code"), authorizing the Debtors to (i) assume that certain Employment Agreement, dated March 1, 2004 between Footstar, Inc. and Dale W. Hilpert as President and Chief Executive Officer of Footstar, Inc. (the "Hilpert Employment Agreement"), and (ii) establish a retention plan for key employees (the "Retention Plan"), as more fully set forth in the Motion; and the Court having subject matter jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. ss. 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.); and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. ss. 157(b); and venue being proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409; and due and proper notice of the Motion having been provided, and no other or further notice need be provided; and the relief requested in the Motion being in the best interests of the Debtors and their estates and creditors; and no objections to the relief requested in the Motion having been interposed; and the Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before the Court (the "Hearing"); and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor, it is

           ORDERED that the Motion is granted; and it is further

           ORDERED that the assumption of the Hilpert Employment Agreement pursuant to section 365(a) of the Bankruptcy Code is hereby approved; and it is further

           ORDERED that the cure cost in connection with the assumption of the Hilpert Employment Agreement is hereby fixed at $0.00; and it is further

           ORDERED that, pursuant to sections 363(b) and 105(a) of the Bankruptcy Code, the Retention Plan is hereby approved and ratified in all respects; and it is further

           ORDERED that the Debtors are hereby authorized to execute, deliver, implement, and fully perform any and all instruments and documents and to take any and all actions necessary or appropriate to implement and effectuate the Retention Plan, including, without limitation, making the payments thereunder; and it is further

           ORDERED that the Debtors are hereby authorized to continue to honor their obligations under their current severance program and supplemental executive retirement plan; and it is further

           ORDERED that the Debtors are hereby authorized to terminate and pay out their deferred compensation plan; and it is further

           ORDERED that the Retention Plan does not seek to augment benefits due to Key Employees under prepetition employment contracts (the "Employee Contracts") with the Debtors and are hereby deemed to have waived their rights and claims under the Employee Contracts with the Debtors; and it is further

           ORDERED that the Employee Contracts are hereby deemed rejected by the Debtors; and it is further

           ORDERED that Key Employees who are parties to Employee Contracts shall retain their rights to assert claims against the Debtors should the Debtors breach any portion of the Retention Plan; and it is further

           ORDERED that nothing in this Order nor any actions taken by the Debtors in the implementation thereof shall constitute the assumption of any executory contract pursuant to section 365 of the Bankruptcy Code other than the Hilpert Employment Agreement; and it is further

           ORDERED that notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion; and it is further

           ORDERED that the requirement under Rule 9013-1(b) of the Local Bankruptcy Rules for the Southern District of New York for the filing of a memorandum of law is waived.

Dated:     New York, New York
           April __, 2004


                                                 -------------------------------
                                                 UNITED STATES BANKRUPTCY JUDGE

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------------------------x
In re                                                 :
                                                      :   Chapter 11 Case No.
FOOTSTAR, INC., et al.,                               :   04-22350 (ASH)
                -- ---
                                                      :
                                                      :   (Jointly Administered)
                                    Debtors.          :
------------------------------------------------------x

              ORDER PURSUANT TO SECTIONS 363(b), 365(a) AND 105(a)
                     OF THE BANKRUPTCY CODE AUTHORIZING THE
            DEBTORS TO (i) ASSUME AN EXECUTIVE EMPLOYMENT AGREEMENT,
              AND (ii) ESTABLISH A RETENTION PLAN FOR KEY EMPLOYEES

                            [Related Docket no. 415]

           Upon the motion, dated April 20, 2004 (the "Motion"), of Footstar, Inc. and its affiliated debtors in the above-referenced chapter 11 cases, as debtors and debtors in possession (collectively, the "Debtors"), for an order pursuant to sections 363(b), 365(a) and 105(a) of title 11 of the United States Code (the "Bankruptcy Code"), authorizing the Debtors to (i) assume that certain Employment Agreement, dated March 1, 2004, between Footstar, Inc. and Dale W. Hilpert as President and Chief Executive Officer of Footstar, Inc. (the "Hilpert Employment Agreement"), and (ii) establish a retention plan for key employees (the "Retention Plan"), as more fully set forth in the Motion; and the Court having subject matter jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. ss. 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.); and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. ss. 157(b); and venue being proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409; and due and proper notice of the Motion having been provided, and no other or further notice need be provided; and the relief requested in the Motion being in the best interests of the Debtors and their estates and creditors; and no objections to the relief requested in the Motion having been interposed; and the Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before the Court (the "Hearing"); and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor, it is

           ORDERED that the Motion is granted with respect to the Retention Plan, except to that portion of the Retention Plan that relates to the Debtors' supplemental executive retirement plan (the "SERP"); and it is further

           ORDERED that the hearing on the Motion as it relates to (i) assumption of the Hilpert Employment Agreement and (ii) authorization to continue the SERP is adjourned until May 25, 2004 at 11:00 a.m. (prevailing Eastern Time); and it is further

           ORDERED that the deadline for the Ad Hoc Committee of Equity Holders (the "Ad Hoc Committee") and the Official Committee of Unsecured Creditors (the "Creditors' Committee") to file objections to (i) assumption of the Hilpert Employment Agreement and (ii) authorization to continue the SERP is May 21, 2004 at 4:00 p.m. (prevailing Eastern Time); and it is further

           ORDERED that, pursuant to sections 363(b) and 105(a) of the Bankruptcy Code, the Retention Plan is hereby approved and ratified in all respects; and it is further

           ORDERED that the Debtors are hereby authorized to execute, deliver, implement, and fully perform any and all instruments and documents and to take any and all actions necessary or appropriate to implement and effectuate the Retention Plan, including, without limitation, making the payments thereunder; and it is further

           ORDERED that the Debtors are authorized to pay $4.7 million in Retention Bonuses to the applicable Key Employees; and it is further

           ORDERED that the Debtors and the five senior managers (other than Mr. Dale W. Hilpert) who are entitled to Retention Bonuses shall consider in good faith any proposal by the Ad Hoc Committee to receive all or a portion of their Retention Bonuses in the form of equity, with any agreement with respect to such proposal to be presented to this Court for approval on May 25, 2004; provided, however, that any agreement with respect to such proposal shall be provided to the Creditors' Committee no later than three (3) business days prior to presentment to the Court; and it is further

           ORDERED that $1 million shall be available to use, at the Debtors' Chief Executive Officer's discretion, for further retention payments to the Debtors' employees; and it is further

           ORDERED that the Debtors are hereby authorized to continue to honor their obligations under their current severance program; and it is further

           ORDERED that no Key Employee shall be entitled to severance under the Retention Plan if (i) there is a change of control of the Debtors and (ii) such Key Employee is offered employment in a comparable position; and it is further

           ORDERED that the Debtors are hereby authorized to terminate and pay out their deferred compensation plan; and it is further

           ORDERED that the Retention Plan and the applicable provisions of this Order shall replace the rights of the Key Employees under prepetition employment contracts (the "Employee Contracts") with the Debtors. and the Key Employees are hereby deemed to have waived their rights and claims under the Employee Contracts with the Debtors; and it is further

           ORDERED that Key Employees who are parties to Employee Contracts shall retain their rights to assert claims against the Debtors should the Debtors breach any portion of the Retention Plan or this Order; and it is further

           ORDERED that the Debtors shall not seek any additional retention benefits for the Key Employees; and it is further

           ORDERED that the Debtors shall not seek any additional performance bonuses for the Key Employees for the fiscal year of 2004; and it is further

           ORDERED that nothing in this Order nor any actions taken by the Debtors in the implementation thereof shall constitute the assumption of any executory contract pursuant to section 365 of the Bankruptcy Code; and it is further

           ORDERED that notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion; and it is further

           ORDERED that the requirement under Rule 9013-1(b) of the Local Bankruptcy Rules for the Southern District of New York for the filing of a memorandum of law is waived.




Dated:     New York, New York
           May 6, 2004

                                           /s/ Adlai S. Hardin, Jr.
                                           -------------------------------------
                                           UNITED STATES BANKRUPTCY JUDGE

               KERP BONUS FOR EXECUTIVE OFFICERS OF THE REGISTRANT



     ---------------------------------- ------------------------------
                                                           KERP Bonus
     ---------------------------------- ------------------------------
     ---------------------------------- ------------------------------

     ---------------------------------- ------------------------------
     ---------------------------------- ------------------------------
     Jeff Shepard                                            $936,000
     ---------------------------------- ------------------------------
     ---------------------------------- ------------------------------
     Stephen Wilson                                           669,000
     ---------------------------------- ------------------------------
     ---------------------------------- ------------------------------
     Maureen Richards                                         495,000
     ---------------------------------- ------------------------------
     ---------------------------------- ------------------------------
     Mark Morrison                                            410,000
     ---------------------------------- ------------------------------
     ---------------------------------- ------------------------------
     Richard Robbins                                          399,000
     ---------------------------------- ------------------------------
     ---------------------------------- ------------------------------
     James DeVeau                                             116,000
     ---------------------------------- ------------------------------
     ---------------------------------- ------------------------------

     ---------------------------------- ------------------------------



In addition, if any of the executive officers named above is entitled to receive severance pursuant to the KERP motion and order, the amount shall be equal to 18 months of base salary plus bonus at target except that if Mr. DeVeau is entitled to severance the amount shall be equal to 12 months of base salary.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------------x
In re                                                :
                                                     :   Chapter 11 Case No.
FOOTSTAR, INC., et al.,                              :   04-22350 (ASH)
                -- ---
                                                     :
                                                     :   (Jointly Administered)
                                    Debtors.         :
-----------------------------------------------------x

              ORDER PURSUANT TO SECTIONS 363(b), 365(a) AND 105(a)
                     OF THE BANKRUPTCY CODE AUTHORIZING THE
            DEBTORS TO (i) ASSUME AN EXECUTIVE EMPLOYMENT AGREEMENT,
              AND (ii) ESTABLISH A RETENTION PLAN FOR KEY EMPLOYEES

           Upon the motion, dated April 20, 2004 (the "Motion"), of Footstar, Inc. and its affiliated debtors in the above-referenced chapter 11 cases, as debtors and debtors in possession (collectively, the "Debtors"), for an order pursuant to sections 363(b), 365(a) and 105(a) of title 11 of the United States Code (the "Bankruptcy Code"), authorizing the Debtors to (i) assume that certain Employment Agreement, dated March 1, 2004, between Footstar, Inc. and Dale W. Hilpert as President and Chief Executive Officer of Footstar, Inc. (the "Hilpert Employment Agreement"), and (ii) establish a retention plan for key employees (the "Retention Plan"), as more fully set forth in the Motion; and the Court having subject matter jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. ss. 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.); and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. ss. 157(b); and venue being proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409; and due and proper notice of the Motion having been provided, and no other or further notice need be provided; and the relief requested in the Motion being in the best interests of the Debtors and their estates and creditors; and no objections to the relief requested in the Motion having been interposed; and modifications to the Hilpert Employment Agreement having been negotiated with the official committee of unsecured creditors (the "Creditors' Committee"); and the Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before the Court (the "Hearing"); and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor, it is

           ORDERED that the Motion is granted with respect to the Hilpert Employment Agreement; and it is further

           ORDERED that capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Hilpert Employment Agreement; and it is further

           ORDERED that the assumption of the Hilpert Employment Agreement pursuant to section 365(a) of the Bankruptcy Code is hereby approved; and it is further

           ORDERED that the cure cost in connection with the assumption of the Hilpert Employment Agreement is hereby fixed at $0.00; and it is further

           ORDERED that Mr. Hilpert shall not seek severance under the Hilpert Employment Agreement for leaving the employment of the Debtors without Good Reason; and it is further

           ORDERED that, notwithstanding anything in the Hilpert Employment Agreement to the contrary, if Mr. Hilpert leaves the employment of the Debtors without Good Reason, Mr. Hilpert is not precluded from receiving the Additional Incentive Award or the Annual Incentive Bonus if such bonuses were earned pursuant to the terms of the Hilpert Employment Agreement; and it is further

           ORDERED that, notwithstanding anything in the Hilpert Employment Agreement to the contrary, if Mr. Hilpert leaves the employment of the Debtors without Good Reason, Mr. Hilpert shall be entitled to the Additional Incentive Award only to the extent that the effective date of a plan of reorganization occurs before the date on which Mr. Hilpert terminates his employment with the Debtors without Good Reason; and it is further

           ORDERED that, if Mr. Hilpert is terminated for Cause, he shall not be entitled to the Annual Incentive Award or the Additional Incentive Award; and it is further

           ORDERED that the Annual Incentive Award shall only be payable to Mr. Hilpert under the Hilpert Employment Agreement if Mr. Hilpert is employed by the Debtors after the end of the 2005 fiscal year; and it is further

           ORDERED that, notwithstanding any provision to the contrary in the Hilpert Employment Agreement, to the extent that Mr. Hilpert leaves the employment of the Debtors with Good Reason (including a Change of Control Termination), Mr. Hilpert shall be entitled to (i) his Base Salary and Supplemental Salary through the date of termination, (ii) his Base Salary and Supplemental Salary through January 19, 2006, but only to the extent that such amounts have not already been paid to Mr. Hilpert, and (iii) the Additional Incentive Award, to the extent such award has not already been paid to Mr. Hilpert but to be paid at the same time as the award set forth in P. 6 of the Hilpert Employment Agreement; and it is further

           ORDERED that, notwithstanding any provision to the contrary in the Hilpert Employment Agreement, to the extent that Mr. Hilpert is terminated by the Debtors without Cause, Mr. Hilpert shall be entitled to (i) his Base Salary and Supplemental Salary through the date of termination, (ii) his Base Salary and Supplemental Salary through January 19, 2006, but only to the extent that such amounts have not already been paid to Mr. Hilpert, and (iii) (a) one half of the Additional Incentive award if the termination occurs prior to filing a plan of reorganization with the Creditors' Committee's consent and the consent of the Ad Hoc Equity Committee, or the official committee of equity security holders if one is appointed, or (b) the entire Additional Incentive Award if the termination occurs after the filing of a plan of reorganization with the Creditors' Committee's consent and the consent of the Ad Hoc Equity Committee, or the official committee of equity security holders if one is appointed; and it is further

           ORDERED that, notwithstanding any provision of the Hilpert Employment Agreement to the contrary, any increase in salary for the fiscal year of 2005 is subject to either (i) approval of the Creditors' Committee and the Ad Hoc Equity Committee, or the official committee of equity security holders if one is appointed, or (ii) an order of this Court so authorizing such increase; and it is further

           ORDERED that, notwithstanding any provision of the Hilpert Employment Agreement to the contrary, Mr. Hilpert's liability for any breach of fiduciary duty shall not in any way be limited thereunder; and it is further

           ORDERED that the Debtors shall not seek to pay any additional benefits to Mr. Hilpert beyond those to which he is entitled pursuant to the Hilpert Employment Agreement; and it is further

           ORDERED that the Debtors and the five senior managers (other than Mr. Dale W. Hilpert) who are entitled to Retention Bonuses shall consider in good faith any proposal by the Ad Hoc Committee of Equity Holders to receive all or a portion of their Retention Bonuses in the form of equity, with any agreement with respect to such proposal to be presented to this Court for approval on June 24, 2004; provided, however, that any agreement with respect to such proposal shall be provided to the Creditors' Committee no later than three (3) business days prior to presentment to the Court; and it is further

           ORDERED that the requirement under Rule 9013-1(b) of the Local Bankruptcy Rules for the Southern District of New York for the filing of a memorandum of law is waived.


Dated: New York, New York
       May 27, 2004

                                                 /s/ Adlai S. Hardin, Jr.
                                                 -------------------------------
                                                 UNITED STATES BANKRUPTCY JUDGE